                                UNDERWRITING AGREEMENT

    THIS UNDERWRITING AGREEMENT, between SIFE Trust Fund, a Delaware business trust ("Trust Fund") and SIFE, Inc., a California corporation ("Company"), is made effective as of April 30, 1997.

    WHEREAS, pursuant to the Trust Fund's Declaration of Trust, the underwriting and distribution of the Trust Fund's securities is to be performed by a "principal underwriter" (the "Underwriter") as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"); and

    WHEREAS, the Trust Fund has registered its securities with the Securities and Exchange Commission ("SEC") on Form N-1A (the "Registration Statement") containing therein a form of prospectus (the "Prospectus") pursuant to which the Trust Fund's securities may be offered for sale and sold; and

    WHEREAS, the Trust Fund and the Company desire to designate the Company as the Underwriter of the Trust Fund's securities,

    NOW, THEREFORE, the Trust Fund and the Company agree as follows:

1.  APPOINTMENT.

    (a) PRINCIPAL UNDERWRITER. The Company is hereby appointed as the "principal underwriter," as that term is defined in the 1940 Act, with respect to the Trust Fund's securities, and, in connection therewith, is hereby designated by the Trust Fund as the Trust Fund's exclusive sales agent.

    (b) SALES OBLIGATION. The Company agrees to use its best efforts to sell the securities of the Trust Fund, and to organize and maintain sales offices and retain and contract with sales agents and representatives in such manner as may be appropriate for the effective sale and distribution of the Trust Fund's securities.

    (c) TERMS OF SALE. The Company shall distribute and sell the securities of the Trust Fund at the current sales price thereof, as computed in accordance with the manner set forth in the Registration Statement (including but not limited to any Rule 18f-3 Plan attached as an exhibit to such Registration Statement) and the Prospectus, as such may be amended from time to time.

    (d) REGISTRATION OF SECURITIES. The Trust Fund agrees that it will prepare and file all amendments to the Registration Statement and all periodic and other reports and applications, in such form and manner and at such times as may be necessary or appropriate to maintain the effectiveness of the Registration Statement with the SEC and in such states, and with such regulatory authorities, as the Company and the Trust Fund shall agree.

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    (e)  DOCUMENTS.  It shall be the obligation of the Company to prepare, amend, cause to be printed and disseminate all printed materials required in connection with the sales and distribution of the Trust Fund's securities.

    2. COMPENSATION. The Company shall be entitled to receive the sales charge in such amounts as may be approved, from time to time, by the Board of Trustees with respect to any series or class of the Trust Fund's securities; provided that the terms and conditions of such sales charge shall be disclosed in the Prospectus. Thereafter, the Company may make such compensation arrangements with its sales agents, whether employees or independent contractors, as it may deem appropriate, in its exclusive discretion.

    3. ALLOCATION OF COSTS. The Company shall pay all costs and expenditures reasonably related to its appointment hereunder, and as required in the performance of its duties as principal underwriter and exclusive distributor of the Trust Fund's securities.

    4. DURATION OF APPOINTMENT. This Agreement shall become effective as of, and shall remain in full force and effect for a period of one (1) year from, the date first above written. This Agreement may be continued for additional periods of one (1) year each by (a) the affirmative vote of a majority of the Trustees then in office who are not "interested persons" of the Trust Fund, as that term is defined in the 1940 Act, and (b) either (y) the approval of the Board of Trustees or (z) the vote of a majority in interest of the Investors (provided that the Trustees recommend such approval to the Investors). Upon request of the Trustees, the Company shall furnish such information as may be reasonably necessary for the Trustees to evaluate the terms of this Agreement.

    This Agreement may be terminated at any time, upon sixty (60) days' written notice to the Company, without payment of any penalty, by a vote of a majority of the Trustees then in office, or by the vote of a majority in interest of the Investors. This Agreement shall automatically terminate in the event of its assignment by the Trust Fund or by the Company.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                            SIFE TRUST FUND



Dated:                                      By:
     ----------------------------------        -------------------------------
                                                 Haig G. Mardikian, Chairman


                                            SIFE, Inc.



Dated:                                      By:
     ----------------------------------        -------------------------------
                                                 Bruce W. Woods, President